Exhibit 32(a)

Section 1350 Certification

We, Lewis Hay, III and Moray P. Dewhurst certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Quarterly Report on Form 10-Q of NextEra Energy, Inc. (NextEra Energy) for the quarterly period ended September 30, 2011 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NextEra Energy.

Dated:	November 3, 2011

LEWIS HAY, III
Lewis Hay, III Chairman and Chief Executive Officer of NextEra Energy, Inc.

MORAY P. DEWHURST
Moray P. Dewhurst Vice Chairman and Chief Financial Officer, and Executive Vice President - Finance of NextEra Energy, Inc.

A signed original of this written statement required by Section 906 has been provided to NextEra Energy and will be retained by NextEra Energy and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of NextEra Energy under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).